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                                                                    Exhibit 23.6


                        CONSENT OF ING BARINGS FURMAN SELZ LLC


     We hereby consent to the inclusion of our opinion dated May 29, 1998 and the reaffirmation letter dated November 16, 1998 reaffirming the opinion in the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of New Playboy, Inc. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   /s/ ING BARINGS FURMAN SELZ LLC



New York, New York
December 1, 1998